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                                                                    EXHIBIT 10.2

                             THIRD AMENDMENT TO THE
                           BIRDS EYE FOODS 401(k) PLAN

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     This amendment is adopted by Birds Eye Foods, Inc., a corporation duly formed and existing under and by virtue of the general Corporation Law of the State of Delaware (referred to herein as the "Employer").

                                   WITNESSETH

     WHEREAS, the Employer has adopted the Birds Eye Foods 401(k) Plan (the "Plan") which was amended and restated effective July 1, 2001, and

     WHEREAS, the Employer has reserved the right pursuant to the provisions of the Plan to amend it at any time, and

     WHEREAS, the Employer now wishes to amend to comply with the good faith amendment requirements of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") which is to be construed in accordance with EGTRRA and guidance issued thereunder;

     NOW, THEREFORE, the Plan is hereby amended generally effective as of the first day of the first plan year beginning after December 31, 2001.

1. Section 1.10(b) shall be amended by adding the following paragraph to the end thereof:

     "The Compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001 shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code. Compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within that calendar year."

2. Section 3.04, "Elective Deferrals", shall be amended by inserting the following paragraph to the end thereof:

     "Effective for Elective Deferrals made after December 31, 2001, the limitation on Elective deferrals shall be 20% of the Participant's Compensation. No Participant shall be permitted to have Elective Deferrals made under this Plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in section 402(g) of the Code in effect for that taxable year, except to the extent permitted under section 414(v) of the Code, if applicable."


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3.   Section 4.08, "Annual Additions", shall be amended by adding the following new paragraph to the end thereof:

     "Effective for Limitation Years beginning after December 31, 2001, the Annual Additions that may be contributed or allocated to a Participant's account under the Plan for any Limitation Year shall not exceed the lesser of (a) $40,000, as adjusted for increases in the cost of living under section 415(d) of the Code, or (b) 100 percent of the Participant's compensation, within the meaning of section 415(c)(3) of the Code, for the Limitation Year. The compensation limit referred to in (b) above shall not apply to any contribution for medical benefits after separation from service (within the meaning of section 401(h) or 419A(f)(2) of the Code) that is otherwise treated as an Annual Addition."

4. Section 4.04, "Deferral Percentage Tests: Calculation", shall be amended by adding the following sentence to the end thereof:

     "The multiple use test described in Treasury Regulation section 1.401(m)-2 and the Plan shall not apply for Plan Years beginning after December 31, 2001."

5. Section 4.10(a) shall be amended by inserting the following sentence before the last sentence:

     "Effective for withdrawals made on or after July 1, 2002, the Participant may elect to withdraw any amount in his Employer Contribution Account attributable to Catch-up Contributions."

6. Section 4.10(b) shall be amended by adding the following sentences to the end of the second to last paragraph therein:

     "A Participant who receives a distribution of elective deferrals on account of hardship after December 31, 2001, shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the Employer for six months after receipt of the distribution."

7. Section 4.10(b) shall be further amended by adding the following sentence to the end thereof:

     "Effective for hardship distributions made on or after July 1, 2002, distributions shall also be made from Catch-up Contributions."

8. Article IV shall be amended by adding a new Section 4.11 titled "Catch-up Contributions" to read as follows:

     "4.11 Catch-up Contributions. Effective July 1, 2002, all Participants who are eligible to make Elective Deferrals under this Plan and who have attained age 50 before the close of the calendar year shall be eligible to make Catch-up Contributions in accordance with,


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     and subject to the limitations of, section 414(v) of the Code. Such
     Catch-up Contributions shall be made in 1% increments between 1% and 20% of eligible Compensation. Such Catch-up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such Catch-up Contributions. Any amounts contributed by Participants as Catch-up Contributions will not be considered in determining the amount of Matching Contributions made on behalf of the Participant for the Plan Year."

8. Section 5.01(a), "Employer Contribution Account" shall be amended by deleting the second sentence and substituting the following sentence therefore:

     "The Employer Contribution Account shall be further segregated into sub-accounts to reflect Employer contributions made on account of Elective Deferrals pursuant to subsection (a) of Section 4.10, Employer Contributions made pursuant to subsection (b) of Section 4.01, matching contributions made pursuant to Section 4.02, and Catch-up Contributions made pursuant to Section 4.11."

9. Section 5.05, "Reduction of Allocations", shall be amended by adding the following sentence to the end thereof:

     "The multiple use test described in Treasury Regulation section 1.401(m)-2 and the Plan shall not apply for Plan Years beginning after December 31, 2001."

10. Section 8.04(c) shall be amended by adding the following paragraph to the end thereof:

     "Notwithstanding any other provisions of the Plan, distribution of benefits under this Plan shall in all events satisfy the requirements of the Code section 401(a)(9) and the regulations thereunder. Effective for distributions made after December 31, 2002, the minimum distributions required under Section 401(a)(9) of the Code shall be determined in accordance with the requirements of the final and temporary regulations under section 401(a)(9) of the Code that were issued on April 17, 2002, the provisions of which are incorporated herein by reference."

11. Section 8.05(b)(1), "Eligible rollover distribution", shall be amended by adding the following sentences to the end thereof:

     "Effective for distributions from the Plan made after December 31, 2001, an eligible rollover distribution shall also exclude any amount that is distributed on account of hardship and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan. Effective for distributions from the Plan made after December 31, 2001, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions that are not includible in gross income. However, that portion may be paid only to an


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     individual retirement account or annuity described in section 408(a) or (b)
     of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of the distribution that is includible in gross income and the portion that is not so includible."

12. Section 8.05(b)(2), "Eligible retirement plan", shall be amended by adding the following sentences to the end thereof:

     "Effective for distributions from the Plan made after December 31, 2001, an eligible retirement plan shall also mean an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code."

13. Article XVII shall be amended by adding a new Section 17.06 titled "Modification of Top-Heavy Rules" to read as follows:

     "17.06 Modification of Top-Heavy Rules
          (a) This section shall apply for purposes of determining whether the Plan is a top-heavy plan under section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of section 416(c) of the Code for those years.

          (b) "Key employee" means any employee or former employee (including a deceased employee) of the Employer who at any time during the Plan Year that includes the determination date is (1) an officer of the Employer having annual Compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002),
     (2) a five-percent owner of the Employer, or (3) a one-percent owner of the Employer having annual Compensation of more than $150,000. For this purpose, annual Compensation means compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability thereunder.

          (c) This section shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

               (1) Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the


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     employee under the Plan and any plan aggregated with the Plan under section
     416(g)(2) of the Code during the one-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "five-year period" for "one-year period".

               (2) Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the Employer during the one-year period ending on the determination date shall not be taken into account.

          (d) Minimum benefits - matching contributions. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, that other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code."

     IN WITNESS WHEREOF, this Amendment has been executed this 27th day of February, 2004.

                                        BIRDS EYE FOODS, INC.


                                        By: /s/ Lois Warlick-Jarvie
                                            ------------------------------------
                                        Title: Vice President Human Resources
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